UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 9, 2025

MACROGENICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware		001-36112	06-1591613
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

9704 Medical Center Drive
Rockville,	Maryland	20850
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:  (301) 251-5172

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MGNX	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On June 9, 2025, MacroGenics, Inc. (the “Company”) and Sagard Healthcare Partners (“Sagard”) entered into a Purchase and Sale Agreement (the “Royalty Purchase Agreement”) pursuant to which the Company sold to Sagard its right to receive royalties on global net sales of ZYNYZ (retifanlimab-dlwr) occurring on and after July 1, 2025 under the Company’s Global Collaboration and License Agreement dated as of October 24, 2017, as amended (the “License Agreement”), with Incyte Corporation.

Under the terms of the Royalty Purchase Agreement, the Company received a cash payment of $70.0 million. In exchange, Sagard acquired the royalties payable to the Company under the License Agreement for global net sales of ZYNYZ, subject to a cap. Following Sagard’s receipt of aggregate royalty payments totaling $140.0 million (or 2.0x), the Company will resume collecting all future royalties under the License Agreement. The Company has retained its other economic interests related to ZYNYZ, including future potential development, regulatory and commercial milestones.

The Royalty Purchase Agreement contains customary representations, warranties, covenants, and indemnification provisions.

The foregoing description of the Royalty Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Royalty Purchase Agreement, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

Item 8.01	Other Information.
On June 10, 2025, the Company issued a press release announcing entry into the Royalty Purchase Agreement, as well as updated cash runway guidance. A copy of the press release is filed as Exhibit 99.1 to this Current Report.

Forward-Looking Statements

This filing contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, the timing and potential amount of royalty payments under the Royalty Purchase Agreement and benefits expected from the Royalty Purchase Agreement. Statements including words such as “anticipate,” “may,” “will,” “to be,” or “expect” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause the company’s actual activities or results to differ significantly from those expressed in any forward-looking statement, as well as the future global net sales of ZYNYZ, the Company’s ability to achieve the milestone payments set forth under the terms of the Royalty Purchase Agreement, our ability to fund our operations and access capital and risks and uncertainties described under the heading “Risk Factors” in documents the Company files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this report, and the company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release dated June 10, 2025
104	Cover Page Interactive Data (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACROGENICS, INC.
Date: June 10, 2025	By: Name: Title:	/s/ Jeffrey Peters Jeffrey Peters Senior Vice President and General Counsel